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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Simtrol, Inc.

We hereby consent to the incorporation by reference of our reports dated March 1, 2002, appearing in your Annual Report on Form 10-K for the year ended December 31, 2001, in the Company's previously filed Registration Statements, file numbers 33-44036, 33-44035, 33-55094, 33-56856, 33-72512, 33-81314,
333-728, 33-85754, 333-15123, 333-18237, 333-18239, 333-30597, 333-44407,
333-48635, and 333-83035, 333-87561 and 333-35578.

/s/ GRANT THORNTON LLP

Atlanta, Georgia
March 29, 2002